UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-82900	94-3018487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	THMO	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2024, ThermoGenesis Holdings, Inc. (the “Company”) received a notice (the “Nasdaq Notice”) from The Nasdaq Stock Market (“Nasdaq”) that the Company does not presently comply with Nasdaq’s Listing Rule 5550(b)(1) that requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. Additionally, as of the date of this report, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations under Nasdaq Listing Rules.

The Nasdaq Notice does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market and the Company has 45 calendar days from the date of the Nasdaq Notice to submit a plan to Nasdaq to regain compliance with Nasdaq’s continued listing rules. If the Company’s plan is accepted, Nasdaq can grant the Company an extension of up to 180 calendar days from the date of the Nasdaq Notice for the Company to evidence compliance with its plan and with the relevant Nasdaq continued listing rules.

In connection with the Company’s plan, once submitted, Nasdaq staff will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur during staff’s review period, the Company’s overall financial condition, and the Company’s public disclosures. If, in the staff’s consideration of the Company’s plan, the staff were to determine that the Company would not be able to cure the deficiency, then Nasdaq would provide notice that the Company’s common stock would be subject to delisting. Upon such a notice, the Company would have the right to appeal that determination and the Company’s common stock would continue to remain listed on the Nasdaq Capital Market until the completion of the appeal process.

The Company is considering various actions that it may take in response to the Nasdaq Notice in order to provide to Nasdaq the required plan to regain compliance with the continued listing requirements, but the Company has not currently completed its internal analysis regarding the items to be included in its plan to be submitted to Nasdaq staff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.

Dated: April 24, 2024	/s/ Jeffery Cauble
Jeffery Cauble Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)